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                                                                   Exhibit 10.49

                           LOAN EXTENSION AND RELEASE
                              AND WAIVER AGREEMENT

     This Loan Extension and Release and Waiver Agreement (this "Agreement") is entered into by and between Polar Molecular Corporation, a Delaware corporation (the "Company"), and Affiliated Investments L.L.C., a Michigan limited liability company (the "Holder"), to be effective as of the time stated herein.

                                    RECITALS

A. The Company issued to the Holder a Promissory Note (the "Note") in the principal amount of $600,000 dated as of October 25, 2001;

B. The Holder and the Company desire to extend the due date of the Note and amend the terms for repayment of the Note;

C. The Company and the Holder are party to a Preemptive Rights Agreement dated January 31, 2000 (the "Preemptive Rights Agreement"), pursuant to which the Holder was granted the right to maintain its ownership interest in the Company by purchasing securities of the Company at the same price and upon the same terms of any subsequent offering made by the Company prior to January 31, 2002;

D. The Holder has communicated to the Company that the Holder is not interested in purchasing any more of the Company's securities;

E. The Company has made additional securities offerings since the date of the Preemptive Rights Agreements and anticipates making further securities offerings for which the Holder has not exercised or does not desire to exercise its preemptive rights pursuant to the Preemptive Rights Agreement; and

F. The Company has requested that the Holder waive, and the Holder has agreed to waive any preemptive rights that it may have under, and release any claims that the Holder may have against the Company pursuant to the Preemptive Rights Agreement.

                                    AGREEMENT

     In consideration of the foregoing and the mutual promises contained herein, the Holder and the Company hereby agree as follows:

1. Extension of Due Date. The final maturity date of December 26, 2001 (the "Original Due Date") set forth in the Note is hereby extended to June 1, 2002, subject to the other repayment terms set forth herein.

2. Terms of Repayment. The Company shall repay principal and interest amounts outstanding under the Note in accordance with the payment schedule attached hereto as Exhibit A. Notwithstanding the terms of the payment schedule set forth in Exhibit A hereto, the Company may prepay principal and interest without premium or penalty. All

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     payments to be made pursuant to this Agreement are in addition to the principal amount of $7,500, which the Company owes to the Holder for reimbursement of attorney fees pursuant to the terms of the Purchase Agreement between the Company and Holder, dated as of October 25, 2001.

3. Consideration. As consideration for entering into this Agreement, the Company shall issue the Holder 50,000 shares of the Company's common stock for each month that the obligations under this Agreement remain outstanding, up to an aggregate of 250,000 shares. A certificate representing the first 50,000 shares of the Company's common stock will be delivered to the Holder upon due execution of this Agreement, and an additional certificate representing 50,000 shares of the Company's common stock will be issued to the Holder upon each monthly anniversary of the Original Due Date, until the earlier of (i) repayment in full of the obligations hereunder, or (ii) such time as the Company has issued the Holder an aggregate of 250,000 shares of the Company's common stock pursuant to this Agreement.

4.   Effect of this Agreement.

     (a) The Holder hereby agrees that as of the Effective Date of this Agreement the Company shall not be in default under the Note or under any other related agreement including, without limitation, the Security Agreement (the "Security Agreement") between the Company and the Holder dated as of October 25, 2001. The Holder hereby waives any remedies it may have had under the Note or the Security Agreement prior to the Effective Date of this Agreement as a result of the Company's failure to pay the Note in full on or before the Original Due Date (although the Holder retains any remedies relating to any future defaults).

     (b) The Company hereby agrees that failure to repay the Note in accordance with this Agreement and the repayment terms set forth on Exhibit A hereto or failure to perform or comply in any material respect with any of the obligations set forth in this Agreement shall constitute an Event of Default (as that term is defined in the Note) under the Note and the Security Agreement. Notwithstanding anything herein, upon the occurrence of such an Event of Default hereunder, the Holder shall be entitled to all rights and remedies provided for by the terms of the Note and the Security Agreement.

     (c) Other than those terms specifically addressed by this Agreement, the terms of the Note shall not be altered or amended by this Agreement. In the event of a conflict between the terms of the Note and this Agreement, the terms of this Agreement shall control and be binding on the Holder and the Company.

5. Effective Date. This Agreement shall become effective upon the receipt by the Holder of a payment of $50,000, which amount shall be paid no later than February 28, 2002. The Holder hereby agrees to not exercise any remedy that may be available to it for non-payment of the Note including without limitation exercising its remedies under the Note or the Security Agreement until the earlier of March 1, 2002 or such time as the

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     Company gives notice in writing to the Holder of its intention not to make the payment set forth above on or before February 28, 2002.

6. Release and Waiver. The Holder hereby absolutely and unconditionally releases and forever discharges the Company, together with its directors, officers, agents and employees from any claims, demands or causes of action of any kind, nature or description arising under or in connection with the Preemptive Rights Agreement, and hereby further waives any default or event of default existing thereunder, whether known or unknown.

7. Notices. Any notice or other communication hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, transmitted by facsimile, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at 4600 S. Ulster St. Suite 700 Denver, Colorado 80237, facsimile: (303) 804-3825, or (b) if to the Holder, at the address or facsimile number set forth on the signature page hereof (or, in either case, to such other address or facsimile number as the party shall have furnished in writing in accordance with the provisions of this
     Section 6). Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given when (x) delivered if delivered personally, (y) if transmitted by facsimile, upon conclusion of the transmission, or (z) if sent by certified mail, at the time of certification thereof.

8.   Miscellaneous

     (a) This Agreement shall be binding on the Company and its successors, and shall inure to the benefit of the Holder, its successors and assigns. Any reference to the Holder shall include any holder in due course of the Note.

     (b) This Agreement, the Note and the Security Agreement together constitute the entire agreement between the Holder and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

     (c) Each provision of this Agreement shall be considered separate. If for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement.

     (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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     The undersigned have executed this Agreement to be effective as of the date set forth herein.


COMPANY:

POLAR MOLECULAR CORPORATION


By: /s/ Mark L. Nelson
    ------------------------------------
        Mark L. Nelson, President and
        Chief Executive Officer


HOLDER:

AFFILIATED INVESTMENTS, L.L.C.
Address:  2750 Auburn Court
          Auburn Hills, MI 48326
Fax:      248-852-5174


By: /s/    Bruce Becker
    ------------------------------------------
    Name:  Bruce Becker
    Title: President

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